EXHIBIT 107.1

Calculation of Filing Fee Table

Form S-3ASR

(Form Type)

STARWOOD PROPERTY TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Debt	Debt Securities	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)	(1)	(1)
	Equity	Common Stock, par value $0.01 per share	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)	(1)	(1)
	Equity	Preferred Stock, par value $0.01 per share	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)	(1)	(1)
	Other	Warrants to purchase Common Stock	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)	(1)	(1)
Fees Previously Paid	--	--	--	--	--	--	--	--
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value $0.01 per share	Rule 415(a)(6)	--	--	$463,828,785(3)	--	--	S-3ASR(3)	333-231469(3)	May 14, 2019(3)	$59,741.15(3)
	Equity	Common Stock, par value $0.01 per share	Rule 415(a)(6)	11,863,701	--	$264,975,762(4)	--	--	S-3ASR(4)	333-231469(4)	May 14, 2019(4)	$32,517(4)
			Total Offering Amounts			$728,804,547(2)		(1)
			Total Fees Previously Paid					--
			Total Fee Offsets					--
			Net Fee Due					$0(1)

(1)	The registrant is relying on Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), to defer payment of all of the registration fee (except with respect to the carry forward securities identified in the table above, which registration fees have already been paid). In connection with the securities offered hereby, the registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b) under the Securities Act. The registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee rate in effect on the date of such fee payment.

(2)	The registrant is hereby registering an indeterminate principal amount or number of the securities of each identified class, which may be offered from time to time in unspecified principal amounts or numbers at unspecified prices. Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. Also includes such indeterminate principal amount or number of debt securities, shares of common stock, preferred stock and warrants as may be issued upon conversion or exchange of securities registered hereby, for which the registrant will receive no additional consideration.

(3)	The $463,828,785 of unsold securities were carried forward pursuant to registration statement on Form S-3 (No. 333-231469) (the “Prior Registration Statement”), filed with the Securities and Exchange Commission (the "SEC") on May 14, 2019, pursuant to Rule 415(a)(6) under the Securities Act. In connection with the registration of these securities, a registration fee of $59,741.15 was previously paid, which registration fee will continue to be applied to these securities included in this Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of these securities carried forward pursuant to the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

(4)	The $264,975,762 of unsold securities were carried forward pursuant to the Prior Registration Statement filed with the SEC on May 14, 2019, pursuant to Rule 415(a)(6) under the Securities Act. In connection with the registration of these securities, a registration fee of $32,517 was previously paid, which registration fee will continue to be applied to these securities included in this Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of these securities carried forward pursuant to the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.